Exhibit 5.1

THOMPSON & KNIGHT LLP
ATTORNEYS AND COUNSELORS THREE ALLEN CENTER 333 Clay Street • Suite 3300 Houston, Texas 77002-4499 (713) 654-8111 Fax (713) 654-1871 www.tklaw.com May 18, 2012	AUSTIN DALLAS DETROIT FORT WORTH HOUSTON NEW YORK ALGIERS LONDON MEXICO CITY MONTERREY PARIS

Halcón Resources Corporation

1000 Louisiana, Suite 6700

Houston, Texas 77002

Re:	Halcón Resources Corporation
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as your special counsel with respect to the preparation of the registration statement on Form S-4 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by you under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by you of an aggregate of up to 53,026,000 shares of your common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Agreement and Plan of Merger dated April 24, 2012 (the “Merger Agreement”) among you, Leopard Sub I, Inc., Leopard Sub II, LLC, and GeoResources, Inc. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the Merger Agreement, the Registration Statement and a specimen certificate representing the Common Stock. We have also examined originals or copies of such other of your records, certificates of public officials and of your officers or other representatives and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinion expressed below.

In connection with the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations and statements made in certificates of public officials and your officers or other representatives.

Halcón Resources Corporation

May 18, 2012

(v) That, prior to the issuance of your Common Stock in connection with the transactions contemplated by the Merger Agreement and the Registration Statement:

(A) Your shareholders shall have approved such issuance.

(B) The Registration Statement and any amendments thereto (including any necessary post-effective amendment) shall have become, and at the time of such issuance shall remain, effective

(vi) That, at the time of the issuance of your Common Stock in connection with the transactions contemplated by the Merger Agreement and the Registration Statement:

(A) You will continue to be an entity validly existing under the laws of the State of Delaware.

(B) Your certificate of incorporation and bylaws shall be in effect as in effect on the date hereof.

(C) There shall have been no modification or rescission of the resolutions adopted by your board of directors in effect on the date hereof, and no adoption by your board of directors of additional resolutions, with respect to the Merger Agreement and the issuance of Common Stock in connection therewith under the Securities Act.

(D) Certificates, in the form examined by us, representing the shares of Common Stock to be issued pursuant to the Merger Agreement and Registration Statement shall have been duly executed and delivered by you.

We have not independently established the validity of the foregoing assumptions.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock issued by you pursuant to, in accordance with and for the consideration specified in the Merger Agreement and Registration Statement will be validly issued, fully paid and non-assessable.

Our opinion is limited to Delaware General Corporation Law, including all applicable provisions of the constitution of such jurisdiction and reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

Halcón Resources Corporation

May 18, 2012

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson & Knight LLP

HRB/WTH/RHS